Exhibit 10.36
2020 OMNIBUS INCENTIVE COMPENSATION PLAN OF
AMETEK, INC.

RESTRICTED STOCK UNIT AWARD
FOR NON-U.S. RECIPIENTS

This RESTRICTED STOCK UNIT AWARD FOR NON-U.S. RECIPIENTS, including any special terms and conditions for the recipient’s country as set forth in the addendum (“Addendum”) attached hereto (collectively, the “Award”), is made as of the Award Date, by AMETEK, Inc. , to the Restricted Stock Unit recipient (the “Recipient”).
W I T N E S S E T H :
WHEREAS, the Company has adopted the 2020 Omnibus Incentive Compensation Plan of AMETEK, Inc. (the “Plan”), pursuant to which the Compensation Committee of the Board of Directors of the Company (the “Committee”) may, inter alia, award Restricted Stock Units to such employees of the Company and its Affiliates as the Committee may determine, and subject to such terms, conditions and restrictions as the Committee may deem advisable; and
WHEREAS, pursuant to the Plan, the Committee has awarded to the Recipient a Restricted Stock Unit, subject to the terms, conditions and restrictions set forth in the Plan and in this Award;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Pursuant to the Plan, the Company hereby grants to the Recipient on the Award Date, a Restricted Stock Unit award, and such units, the “Restricted Stock Units,” are subject to the terms, conditions and restrictions set forth in the Plan and in this Award. Capitalized terms not otherwise defined in this Award shall have the same meanings as defined in the Plan.
2.At such time the Restricted Stock Units become vested and nonforfeitable, the Company will deliver to the Recipient an unrestricted certificate for a number of shares of Company Stock equal to the number of Restricted Stock Units that became vested (“RSU Shares”) or an equivalent cash amount based on the value of a share of Company Stock, or a combination of the two, as determined by the Committee, in its discretion. The applicable date of delivery of the RSU Shares or cash (the “settlement date”) shall be no later than two and one half (2½) months after the end of the calendar year in which the Restricted Stock Units become nonforfeitable.
3.The Restricted Stock Units shall become vested and nonforfeitable on the earliest of:
(a)with respect to one-third of the Restricted Stock Units awarded (and any Dividend Equivalents with respect thereto) on each of the first, second and third anniversaries of the Award Date, subject to the Recipient’s continuous employment with the Company (or any Affiliate) through each such date;
(b)the death or Disability of the Recipient; or

Exhibit 10.36
(c)the Recipient’s termination of employment or service with the Company (or any Affiliate) as a result of and concurrent with a Change of Control (as defined in the Plan).
Except to the extent, if any, that the Restricted Stock Units shall have become vested and nonforfeitable pursuant to the foregoing provisions of this paragraph 3, if the Recipient otherwise ceases to remain in the employ or service of the Company and its Affiliates prior to the third anniversary of the Award Date, any unvested Restricted Stock Units (and any Dividend Equivalents, distributions and adjustments retained by the Company with respect thereto) shall be forfeited.
Furthermore, for purposes of the Restricted Stock Units, the Recipient’s termination of employment or service will be deemed to occur (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Recipient is employed or the terms of the Recipient’s employment agreement, if any) as of the date the Recipient is no longer actively providing services to the Company or one of its subsidiaries and will not be extended by any notice period (i.e., the Recipient’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under the employment laws in the jurisdiction where the Recipient is employed or the terms of his or her employment agreement, if any) (the “Termination Date”). Unless otherwise provided in this Award or determined by the Committee, the Recipient’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of the Termination Date. In case of any dispute as to whether and when a termination of employment or service has occurred, the Committee will have sole discretion to determine whether such termination of employment or service has occurred and the effective date of such termination of employment or service (including whether the Recipient may still be considered to be actively providing Services while on a leave of absence).
4.The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Restricted Stock Units, or any interest therein other than by will or the laws of descent and distribution, unless and until the Restricted Stock Units have been settled as provided in this Award.
5.Prior to the issuance of RSU Shares, Recipient will have no rights as a shareholder of the Company with respect to this Restricted Stock Unit award or the Restricted Stock Units.
6.If the number of outstanding shares of Company Stock changes through the declaration of stock dividends or stock splits prior to the vesting date, the Restricted Stock Units subject to this Award automatically will be adjusted, according to the provisions of Section 5(c) of the Plan. In the event of any other change in the capital structure or the Company Stock or other corporate events or transactions involving the Company, the Committee is authorized to make appropriate adjustments to this award.
7.Recipient shall be credited with Dividend Equivalents with respect to outstanding Restricted Stock Units prior to the applicable vesting date. Such Dividend Equivalents will be credited to the Recipient as a cash value plus interest, which shall be held by the Company subject hereto. For purposes of this paragraph 7, interest shall be credited from the date a Dividend Equivalent with respect to the Restricted Stock Units is made to the date on which the Company distributes such amounts to the Recipient, at the five-year Treasury Note rate, plus 0.5% as such rate is set forth in the Wall Street Journal as of the first business day of each calendar quarter. Dividend Equivalents shall be subject to the same

Exhibit 10.36
terms and conditions, and shall vest and be paid, or be forfeited (if applicable) at the same time as the Restricted Stock Units to which they relate.
8.The Company will address all Tax-Related Items (as defined below) in accordance with Section 14 of the Plan. The Recipient acknowledges and agrees that regardless of any action taken by the Company, or if different, the subsidiary or Affiliate for which the Recipient provides services (the “Employer”) with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax) , social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Recipient’s participation in the Plan and legally applicable to the Recipient (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Recipient’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Recipient further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including but not limited to, the grant, vesting or settlement of the awards, or the subsequent sale of RSU Shares acquired under the Plan; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the award to reduce or eliminate the Recipient’s liability for Tax-Related Items or achieve a particular tax result. Further, if the Recipient is subject to Tax-Related Items in more than one jurisdiction, the Recipient acknowledges and agrees that the Company or Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
9.The Company and the Recipient each hereby agrees to be bound by the terms and conditions set forth in the Plan.
10.Any notices or other communications given in connection with this Award shall be sent either by registered or certified mail, return receipt requested, or by overnight mail, facsimile, or electronic mail to the Company and Recipient address or number of record or to such changed address or number as to which either party has given notice to the other party in accordance with this Paragraph 10. All notices shall be deemed given when so mailed, or if sent by facsimile or electronic mail, when electronic confirmation of the transmission is received, except that a notice of change of address shall be deemed given when received.
11.This Award and the Plan constitute the whole agreement between the parties hereto with respect to the Restricted Stock Unit award.
12.In accepting the Restricted Stock Unit award, the Recipient acknowledges, understands and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (ii) the grant of Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu of Restricted Stock Units, even if such awards have been granted in the past; (iii) all decisions with respect to future awards, if any, will be at the sole discretion of the Committee; (iv) the grant and the Recipient’s participation in the Plan shall not be construed as creating any contract of employment between the Company and the Recipient and does not entitle the Recipient to any benefit other than that granted under this Award; (v) the Recipient is voluntarily participating in the Plan; (vi) the Restricted Stock Units and the RSU Shares are not intended to replace any pension rights or compensation; (vii) the Restricted Stock Units and the RSU Shares, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (viii) the future value of the RSU Shares is unknown, indeterminable and cannot be predicted with

Exhibit 10.36
certainty; (ix) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of employment or service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Recipient is employed or otherwise rendering services or the terms of the Recipient’s employment or service agreement, if any); (x) unless otherwise agreed with the Company, the Restricted Stock Units and RSU Shares, and the income from and value of same, are not granted as consideration for, or in connection with the service the Recipient may provide as a director of any subsidiary or Affiliate; and (x) neither the Company, the Employer or any Parent Corporation or subsidiary shall be liable for any foreign exchange rate fluctuation between the Recipient’s local currency and the U.S. Dollar that may affect the value of the Restricted Stock Units or any amounts due to the Recipient pursuant to the settlement of the awards or subsequent sale of RSU Shares acquired upon settlement.
13.This Award shall inure to the benefit of, and be binding on, the Company and its successors and assigns, and shall inure to the benefit of, and be binding on, the Recipient and his heirs, executors, administrators and legal representatives. This Award shall not be assignable by the Recipient.
14.The Recipient hereby explicitly, voluntarily and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Recipient’s personal data as described in this Award and any other Plan materials by and among, as applicable, the Employer, the Company and any other subsidiary for the exclusive purposes of implementing, administering and managing the Recipient’s participation in the Plan.
The Recipient understands that the Company and the Employer may hold certain personal information about the Recipient, including, but not limited to, the Recipient’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Company Stock awarded, canceled, exercised, vested, unvested or outstanding in the Recipient’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Recipient’s participation in the Plan.
The Recipient understands that Data may be transferred to Schwab Stock Plan Services, which may assist the Company (presently or in the future) with the implementation, administration and management of the Plan. The Recipient understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Recipient’s country. The Recipient understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Recipient authorizes the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Recipient’s participation in the Plan. The Recipient understands that Data will be held only as long as is necessary to implement, administer and manage the Recipient’s participation in the Plan. The Recipient understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Recipient understands that he or she is providing the consents herein on a purely voluntary basis. If the Recipient does not consent, or if the Recipient later seeks to revoke his or her consent, his or her employment or service relationship will not be affected; the only consequence of refusing or withdrawing the Recipient’s consent is that the Company would not be able

Exhibit 10.36
to grant the Restricted Stock Units or other equity awards to the Recipient or administer or maintain such awards. Therefore, the Recipient understands that refusing or withdrawing his or her consent may affect the Recipient’s ability to participate in the Plan. For more information on the consequences of the Recipient’s refusal to consent or withdrawal of consent, the Recipient understands that he or she may contact his or her local human resources representative.
Finally, the Recipient understands that the Company may rely on a different legal basis for the processing and/or transfer of Data in the future and/or request the Recipient to provide another data privacy consent.  If applicable and upon request of the Company, the Recipient agrees to provide an executed acknowledgement or data privacy consent form to the Company or the Employer (or any other acknowledgements, agreements or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Recipient’s country, either now or in the future.  The Recipient understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.
15.If the Recipient resides in a country outside the United States or is otherwise subject to the laws of a country other than the United States, the Restricted Stock Units and the RSU Shares acquired under the Plan shall be subject to the additional terms and conditions for the Recipient’s country set forth in the Addendum. Moreover, if the Recipient relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Recipient, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of the Award.
16.If the Recipient has received the Award or any other document related to the Restricted Stock Units and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
17.The Company reserves the right to impose other requirements on the Recipient’s participation in the Plan, on the Restricted Stock Units and on any RSU Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and unless otherwise prohibited by applicable law, to require the Recipient to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.The Recipient acknowledges that a waiver by the Company of any provision of the Award shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by the Recipient or any other participant in the Plan.
19.The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Recipient hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or a third party designated by the Company.
20.The provisions of this Award are severable and if any one or more of the provisions are determined to be illegal or otherwise enforceable, in whole or in part, then such provisions will be enforced to the maximum extent possible and other provisions will remain fully effective and enforceable.
21.Notwithstanding any other provision of the Plan or the Award, unless there is an exemption from any registration, qualification or other legal requirement applicable to the RSU Shares, the Company shall not be required to deliver any RSU Shares upon settlement of the awards prior to the

Exhibit 10.36
completion of any registration or qualification of the Company Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Recipient understands that the Company is under no obligations to register or qualify the Company Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Company Stock. Further, the Recipient agrees that the Company shall have unilateral authority to amend the Award without his or her consent, to the extent necessary to comply with securities or other laws applicable to the issuance of Company Stock.
22.This Award shall be subject to and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of any action, lawsuit or other proceedings brought to enforce this Award, relating to it, or arising from it, the parties hereby submit and consent to the sole and exclusive jurisdiction of the State of Pennsylvania, United States of America and agree that such litigation will be conducted in Chester County, or the federal courts for the United States for the District of Pennsylvania and no other courts.
23.The Recipient acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Recipient’s ability to acquire or hold RSU Shares acquired under the Plan or cash received from participating in the Plan in a brokerage or bank account outside of the Recipient’s country. The Recipient may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Recipient may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Recipient’s country through a designated bank or broker within a certain time after receipt. The Recipient acknowledges that it is his or her responsibility to be compliant with such regulations, and the Recipient should speak to his or her personal advisor on this matter.
24.The Recipient acknowledges that, depending on his or her country of residence, or broker’s country of residence, or where the Company Stock is listed, the Recipient may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell or otherwise dispose of Company Stock, rights to Company Stock or rights linked to the value of Company Stock, during such times as the Recipient is considered to have “inside information” regarding the Company (as defined by laws or regulations in the applicable jurisdiction of the Recipient’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Recipient places before possessing inside information. Furthermore, the Recipient may be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities (third parties include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Recipient acknowledges that it is his or her responsibility to comply with any applicable restrictions as well as any applicable Company insider trading policy, and the Recipient is advised to speak to his personal advisor on this matter.
25.The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Recipient’s participation in the Plan, or his or her acquisition of RSU Shares. The Recipient should consult with his or her own tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Exhibit 10.36
26.The Recipient recognizes and acknowledges that, by reason of Recipient’s employment by and service to the Company or an Affiliate, Recipient has had and will continue to have access to confidential information of the Company and its Affiliates, including, without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its Affiliates and other distributors, customers, clients, suppliers and others who have business dealings with the Company and its Affiliates (“Confidential Information”). The Recipient acknowledges that such Confidential Information is a valuable and unique asset and covenants that Recipient will not, either during or after Recipient’s employment by the Company, use or disclose any such Confidential Information except to authorized representatives of the Company or as required in the performance of Recipient’s duties and responsibilities. The Recipient shall not be required to keep confidential any Confidential Information which (i) is or becomes publicly available through no fault of the Recipient, (ii) is already in Recipient’s possession (unless obtained from the Company (or an Affiliate) or one of its customers) or (iii) is required to be disclosed by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the Recipient shall provide the Company written notice of any such order prior to such disclosure to the extent practicable under the circumstances and permitted by applicable law. Further, the Recipient shall be free to use and employ Recipient’s general skills, know-how and expertise, and to use, disclose and employ any contact information, generalized ideas, concepts, know-how, methods, techniques or skills, including, without limitation, those gained or learned during the course of the performance of Recipient’s duties and responsibilities hereunder, so long as Recipient applies such information without disclosure or use of any Confidential Information. Upon the Recipient’s termination of employment or service, the Recipient will return (or destroy, if requested by Company) all Confidential Information to the Company to the fullest extent possible.
27.During the Recipient’s employment and at any time thereafter, the Recipient agrees not to at any time make statements or representations, orally or in writing, that disparage the commercial reputation, goodwill or interests of the Company (or an Affiliate), or any current or former employee, officer, or director of the Company (or an Affiliate). Nothing in this Award shall limit or otherwise prevent (i) any person from providing truthful testimony or information in any proceeding or in response to any request from any governmental agency or any judicial, arbitral or self-regulatory forum or as otherwise required by law; (ii) either party from enforcing the other terms of this Award; (iii) the Company (or an Affiliate) from reviewing the Recipient’s performance, conducting investigations and otherwise acting in compliance with applicable law, including making statements or reports in connection therewith, or making any public filings or reports that may be required by law; (iv) the Recipient from the performance of Recipient’s duties while employed by the Company (or an Affiliate); or (v) the Recipient from making a report to any governmental agency or entity, including but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, if Recipient has a reasonable belief that there has been a potential violation of federal or state law or regulation or from making other disclosures that are protected under the whistleblower provisions of any applicable federal or state law or regulation. No prior authorization to make any such reports or disclosures is required and the Recipient is not required to notify the Company that Recipient has made such reports or disclosures. The Recipient, however, may not waive the Company’s (or an Affiliate’s) attorney-client privilege.
28.The Recipient agrees that, to the extent applicable, the Restricted Stock Units (and any cash and RSU Shares paid in settlement thereof) will be subject to the Company’s policies with respect to

Exhibit 10.36
the hedging and pledging of shares of Company Stock, stock ownership requirements, and clawbacks, in each case that the Company may have in effect from time to time.
29.In exchange for the valuable considerations included in this Award, at all times during the Recipient’s employment with the Company, and for a period of 24 months following the Recipient’s termination of employment with the Company for any reason, whether voluntary or involuntary, with or without cause, the Recipient shall not, on his or her own behalf or on behalf of any other person, firm, partnership, organization, agency, corporation or other entity, either directly or indirectly, to the fullest extent permitted by applicable law:
(a)solicit, recruit, hire, or engage in any manner, or facilitate the solicitation, recruitment, hire or engagement of any employee, consultant, or independent contractor of the Company or any of its Affiliates.
(b)induce, encourage or assist any director, officer, employee, agent, consultant, sales agent, sales agent representative, customer, or supplier of the Company or any of its Affiliates to terminate or alter his/her/its relationship with the Company or any of its Affiliates, or to join another business organization.
(c)solicit, accept or conduct, other than for the benefit of the Company, any business with any customer or prospective customer of the Company with whom or which the Recipient had contact or about which the Recipient learned Confidential Information during his or her employment with the Company that is competitive with the business of the Company in which the Recipient worked during his or her employment with the Company.
30.If a court determines that the non-solicitation provision, or any part thereof, is unenforceable because of the duration or scope of such provision, then the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.  In the case that any one or more of the provisions contained in this Award shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Award and this Award shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Exhibit 10.36
ADDENDUM
SPECIAL TERMS AND CONDITIONS TO

RESTRICTED STOCK UNIT AWARD FOR NON-U.S. RECIPIENTS
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Restricted Stock Unit Award for Non-U.S. Recipients (the “Award”) or in the 2020 Omnibus Incentive Compensation Plan of AMETEK, Inc. (the “Plan”).
Terms and Conditions
This Addendum includes special terms and conditions that govern the Restricted Stock Units granted to the Recipient under the Plan if he or she resides and/or works in one of the countries listed below. If the Recipient is a citizen (or is considered as such for local law purposes) of a country other than the country in which he or she is currently residing and/or working, or if he or she relocates to another country after the Restricted Stock Units are granted, the Recipient acknowledges and agrees that the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Recipient.
Notifications
This Addendum also includes information regarding securities law, exchange controls and certain other issues of which the Recipient should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of October 10, 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Recipient not rely on the information contained herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date by the time he or she vests in the Restricted Stock Units or sells RSU Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Recipient’s particular situation, and the Company is not in a position to assure the Recipient of a particular result. Accordingly, the Recipient is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Recipient’s particular situation.
Finally, if the Recipient is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which he or she is currently residing and/or working, or if the Recipient relocated to another country after the grant of Restricted Stock Units, the notifications contained herein may not be applicable to the Recipient in the same manner.

Exhibit 10.36
AUSTRIA
Notifications
Exchange Control Information. Austrian residents who hold securities (including shares of Company Stock) or cash (including proceeds from the sale of such shares) outside of Austria may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if the Recipient is an Austrian resident and holds securities outside of Austria, reporting requirements will apply if the value of such securities exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.
Further, if Austrian residents hold cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000. Specifically, if this threshold is met, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.
CANADA
Terms and Conditions
Nature of Grant. The following provision replaces paragraph 12 of the Award:
For purposes of the Restricted Stock Units, the Recipient’s termination of employment or service shall be deemed to occur (regardless of the reason for such termination of employment or service, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Recipient is employed or rendering services, or the terms of his or her employment or service agreement, if any) as of the date that is the earliest of (i) the date of termination of employment or service, (ii) the date on which the Recipient receives a notice of termination of employment or service, and (iii) the date on which the Recipient is no longer actively providing services to the Company, Affiliate or subsidiary, and shall not be extended by any period following such day during which he or she is in receipt of or eligible to receive any notice of termination of employment or service, pay in lieu of notice of termination of employment or service, severance pay or any other payments or damages, whether arising under statute, contract or common law. The Committee shall have exclusive discretion to determine when the Recipient is no longer actively providing services for purposes of the Restricted Stock Units (including whether the Recipient may still be considered to be providing services while on a leave of absence).
The following provisions apply if the Recipient resides in Quebec:
Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Award, as well as any documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Pour Recevoir Des Informations en Anglais. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.
Data Privacy. The following provision supplements paragraph 14 of the Award:

Exhibit 10.36
The Recipient hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. The Recipient further authorizes the Company, Affiliate and/or subsidiary to disclose and discuss such information with their advisors. The Recipient also authorizes the Company, Affiliate and/or subsidiary to record such information and to keep such information in the Recipient’s employment file.
Notifications
Securities Law Information. The Recipient is permitted to sell the RSU Shares acquired under the Plan through the designated broker appointed under the Plan, provided the sale of shares takes place outside of Canada through the facilities of a stock exchange on which the Company Stock is listed.
Foreign Asset/Account Reporting Information. Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including Restricted Stock Units and RSU Shares acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign property held by the Recipient, the Restricted Stock Units must be reported (generally at nil cost). For purposes of such reporting, Company Stock acquired under the Plan may be reported at their adjusted cost base. The adjusted costs basis of stock is generally equal to the fair market value of the stock at the time of acquisition; however, if the Recipient owns other stock (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted costs basis of the other stock. The Recipient should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.
DENMARK
Terms and Conditions
Danish Stock Option Act. In accepting the Restrict Stock Units, the Recipient acknowledges that he or she has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to the Recipient and required to comply with the Stock Option Act, the terms set forth in the Employer Statement will apply to the Recipient’s participation in the Plan.
Exclusion from Termination Indemnities and Other Benefits. This provision supplements paragraph 12 of the Award:
In accepting the Restricted Stock Units, the Recipient acknowledges that he or she understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.
Notifications
Exchange Control and Tax Reporting Information. The Recipient may hold Company Stock acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Company Stock is held with a non-Danish broker or bank, the Recipient is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, the Recipient must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both the Recipient and the bank/broker must sign the Declaration V. By signing the Declaration V, the

Exhibit 10.36
bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Recipient acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account and any Company Stock acquired under the Plan and held in such account to the Danish Tax Administration as part of the Recipient’s annual income tax return. By signing the Form V, the Recipient at the same time authorizes the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.
In addition, when the Recipient opens a deposit account or a brokerage account for the purpose of holding cash outside Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account. Therefore, the Recipient must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both the Recipient and the bank/broker must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Recipient acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Recipient’s annual income tax return. By signing the Declaration K, the Recipient at the same time authorizes the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.
Foreign Asset/Account Reporting Information. If the Recipient establishes an account holding Company Stock or cash outside Denmark, the Recipient must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. Please note that these obligations are separate from and in addition to the obligations described above.
FINLAND
There are no country-specific provisions.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that the Recipient makes or receives a payment in excess of this amount, he or she must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Exhibit 10.36
INDIA
Notifications
Exchange Control Information. Due to exchange control restrictions in India, Indian residents may be required to repatriate any proceeds from the sale of shares of Company Stock acquired under the Plan to India within 90 days of sale and within 180 days of receipt of any dividends (or as prescribed under applicable Indian exchange control laws as may be amended from time to time) and will not be able to use the proceeds for any dividend reinvestment program. Indian residents must obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the funds and must maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Account and Asset Reporting. Indian residents are required to declare any foreign bank accounts and assets (including shares of Company Stock) on their annual tax return. Indian residents should consult with their personal tax advisor to determine their reporting requirements.
ITALY
Terms and Conditions
Data Privacy. The following provision replaces paragraph 14 of the Award in its entirety:
The Recipient understands that the Company and any subsidiary may hold certain personal information about the Recipient, including, but not limited to, the Recipient’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (to the extent permitted under Italian law), salary, nationality, job title, any shares of stock or directorships held in the Company or any subsidiary, details of all Restricted Stock Units or other entitlement to common units or equivalent benefits granted, awarded, canceled, exercised, vested, unvested or outstanding in the Recipient’s favor, and that the Company and the Employer will process said data and other data lawfully received from third parties (“Data”) for the exclusive purpose of implementing, managing and administering the Recipient’s participation in the Plan and complying with applicable laws, including community legislation.
The Recipient also understands that providing the Company with Data is necessary to effectuate the Recipient’s participation in the Plan and that the Recipient’s refusal to do so would make it impossible for the Company to perform its contractual obligations and may affect the Recipient’s ability to participate in the Plan. The controllers of Data processing are Ametek, Inc. with registered offices at 1100 Cassatt Road, Berwyn, PA 19312, U.S.A. with its registered offices, which is also the Company’s representative in Italy for privacy purposes pursuant to Legislative Decree no. 196/2003.
The Recipient understands that Data will not be publicized, but it may be accessible by the Employer as the privacy representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing such Data and the data processor (“Processor”). An updated list of Processors and other transferees of Data is available upon request from the Employer.
Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. The Recipient understands that Data may also be transferred to the Recipient’s stock plan service provider, Schwab Stock Plan Services, or such other administrator that may be engaged by the Company in the future. The Recipient further understands

Exhibit 10.36
that the Company and/or any subsidiary will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of the Recipient’s participation in the Plan. The Data recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purpose of implementing, administering, and managing the Recipient’s participation in the Plan. The Recipient understands that these recipients may be acting as controllers, Processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law. Should the Company exercise its discretion in suspending or terminating the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
The Recipient understands that Data processing for the purposes specified in the Award shall take place under automated or non-automated conditions, anonymously when possible, and with confidentiality and security provisions, as set forth by applicable laws, with specific reference to Legislative Decree no. 196/2003. The processing activity, including the transfer of Data abroad, including outside of the European Economic Area, as specified in the Award does not require the Recipient’s consent thereto as the processing is necessary for the performance of legal and contractual obligations related to implementation, administration and management of the Plan. The Recipient understands that, pursuant to section 7 of the Legislative Decree no. 196/2003, the Recipient has the right at any moment to, without limitation, obtain information on Data held, access and verify its contents, origin and accuracy, delete, update, integrate, correct, block or stop, for legitimate reason, the Data processing by contacting the Recipient’s local human resources representative. Finally, the Recipient is aware that Data will not be used for direct marketing purposes.
Grant Terms Acknowledgement. By accepting the Restricted Stock Units, the Recipient acknowledges having received and reviewed the Plan and the Award, in their entirety and fully understands and accepts all provisions of the Plan and the Award. The Recipient further acknowledges that he or she has specifically read and expressly approves the following provisions of the Award: paragraphs 3, 8, 17 and 22.
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, shares of Company Stock) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not hold investments abroad or foreign financial assets (e.g., cash, shares of Company Stock), are beneficial owners of the investment pursuant to Italian money laundering provisions.
Foreign Asset Tax Information. The value of financial assets held outside of Italy (including shares of Company Stock) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., shares of Company Stock) assessed at the end of the calendar year.

Exhibit 10.36
KOREA
Notifications
Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares of Company Stock in a single transaction to repatriate the proceeds to Korea within three years of the sale. However, this repatriation requirement likely does not apply to the sale of shares of Company Stock on or after July 18, 2017. The Recipient should consult with his or her personal legal advisor to determine whether the Recipient will be required to repatriate proceeds from the sale of shares of Company Stock back to Korea.
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority, and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or any equivalent amount in foreign currency) on any month-end date during a calendar year. Korean residents should consult with their personal tax advisor to determine their personal reporting obligations.
MALAYSIA
Notifications
Securities Law Information. For the avoidance of doubt, the grant of Restricted Stock Units pursuant to the Plan is made to and shall be accepted by only employees of the Company and shall not in any way be construed to be an offer of securities to a third party. As such, the same is not required to be approved by the Securities Commission Malaysia and the Award has not been and will not be registered with the Securities Commission Malaysia as a prospectus pursuant to the Capital Markets and Services Act 2007 (Act 671) of Malaysia.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Notifications
Securities Law Information. The Restricted Stock Units are not intended to be publicly offered in or from Switzerland. Because the offer of Restricted Stock Units is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any materials relating to the Restricted Stock Units constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Restricted Stock Units may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing materials relating to the Restricted Stock Units has been filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

Exhibit 10.36
SPECIAL NOTICE FOR EMPLOYEES IN DENMARK
EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding participation in the Ametek, Inc. 2020 Omnibus Incentive Compensation Plan (the “Plan”) in a separate written statement.
This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your restricted stock unit (“RSU”) grant are described in detail in the Plan, Restricted Stock Unit Award for Global Recipients (the “Award”) and the applicable country-specific supplement, which have been made available to you.
1.    Date of grant of unfunded right to receive stock upon satisfying certain conditions
The grant date of your RSUs is the date that the Company approved a grant for you, which is set forth in the Award.
2.    Terms or conditions for grant of a right to future award of stock
    Only persons identified in Section 6 of the Plan are eligible to participate in the Plan. The grant of RSUs under the Plan is offered at the sole discretion of the Company and is intended to achieve the purposes identified in Section 1 of the Plan, including (among other things) encouraging share ownership in the Company by employees of the Company and any parents and subsidiaries that exist now or in the future. The Company may decide, in its sole discretion, not to make any RSU grants to you in the future. Under the terms of the Plan, the Award and the applicable country-specific supplement, you have no entitlement or claim to receive future RSU grants or awards in lieu of RSUs.
3.    Vesting Date or Period
    Generally, your RSUs will vest over a number of years, and subject to criteria, as provided in your Award. Your RSUs shall be converted into an equivalent number of shares of the common stock of the Company upon vesting.
4.    Exercise Price
    No exercise price is payable upon the vesting of your RSUs and the issuance of shares of the Company’s common stock to you in accordance with the vesting schedule described above.
5.    Your rights upon termination of employment
The treatment of your RSUs upon termination of employment will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Plan, the Award and the applicable country-specific supplement are more favorable to you than Sections 4 and 5 of the Stock Option Act.
6.    Financial aspects of participating in the Plan
    The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.
    Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty.

AMETEK, INC.
1100 Cassatt Road
Berwyn, PA 19132 U.S.A.